SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                   FORM T-1

                           STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                  OF A TRUSTEE PURSUANT TO SECTION 305(B)(2)___

                            _______________________

                      THE FIRST NATIONAL BANK OF CHICAGO
              (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

    A NATIONAL BANKING ASSOCIATION                      36-0899825
                                                     (I.R.S. EMPLOYER
                                                    IDENTIFICATION NUMBER)

         ONE FIRST NATIONAL PLAZA,
            CHICAGO, ILLINOIS                        60670-0126
     (ADDRESS OF PRINCIPAL EXECUTIVE                 (ZIP CODE)
                 OFFICES)

                      THE FIRST NATIONAL BANK OF CHICAGO
                     ONE FIRST NATIONAL PLAZA, SUITE 0286
                         CHICAGO, ILLINOIS 60670-0286
            ATTN: LYNN A. GOLDSTEIN, LAW DEPARTMENT (312) 732-6919
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                                HSB GROUP, INC.
              (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

           CONNECTICUT                            06-1475343
   (STATE OR OTHER JURISDICTION OF              (I.R.S. EMPLOYER
    INCORPORATION OR ORGANIZATION)           IDENTIFICATION NUMBER)

         ONE STATE STREET
       HARTFORD, CONNECTICUT                           06102
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)           (ZIP CODE)

     GUARANTEE OF GLOBAL FLOATING RATE CAPITAL SECURITIES, SERIES B
                            OF HSB CAPITAL I
                        (TITLE OF INDENTURE SECURITIES)




ITEM 1. GENERAL INFORMATION.  FURNISH THE FOLLOWING
        INFORMATION AS TO THE TRUSTEE:

            (A)   NAME AND ADDRESS OF EACH EXAMINING OR
            SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

            Comptroller of Currency, Washington, D.C., Federal
            Deposit Insurance Corporation, Washington, D.C.,
            The Board of Governors of the Federal Reserve
            System, Washington D.C.

            (B)   WHETHER IT IS AUTHORIZED TO EXERCISE
            CORPORATE TRUST POWERS.

            The trustee is authorized to exercise corporate trust powers.

ITEM 2. AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR
            IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH
            SUCH AFFILIATION.

            No such affiliation exists with the trustee.

ITEM 16. LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A PART OF
            THIS STATEMENT OF ELIGIBILITY.

            1. A copy of the articles of association of the
               trustee now in effect.*

            2. A copy of the certificates of authority of the
               trustee to commence business.*

            3. A copy of the authorization of the trustee to
               exercise corporate trust powers.*

            4. A copy of the existing by-laws of the trustee.*

            5. Not Applicable.

            6. The consent of the trustee required by
               Section 321(b) of the Act.

            7. A copy of the latest report of condition of the
               trustee published pursuant to law or the requirements of its supervising or examining authority.

            8. Not Applicable.

            9. Not Applicable.

      Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 8th day of October, 1997.

                        THE FIRST NATIONAL BANK OF CHICAGO,
                        TRUSTEE

                        BY    /S/ RICHARD D. MANELLA

                              RICHARD D. MANELLA
                              VICE PRESIDENT AND SENIOR COUNSEL

* EXHIBITS 1, 2, 3 AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 16 OF THE FORM T-1 OF THE FIRST NATIONAL BANK OF CHICAGO, FILED AS EXHIBIT 25.1 TO THE REGISTRATION STATEMENT ON FORM S-3 OF SUNAMERICA INC. FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 25, 1996 (REGISTRATION NO. 333-14201).





                                EXHIBIT 6

                   THE CONSENT OF THE TRUSTEE REQUIRED
                      BY SECTION 321(b) OF THE ACT

                                              October 8, 1997

Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of a Guarantee of HSB Group, Inc. relating to the Global Floating Rate Capital Securities, Series B, of HSB Capital I, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

                            Very truly yours,

                      THE FIRST NATIONAL BANK OF CHICAGO

                        BY:   /S/ RICHARD D. MANELLA

                              RICHARD D. MANELLA
                              VICE PRESIDENT AND SENIOR COUNSEL





                                   EXHIBIT 7

Legal Title
of Bank:          The First National  Call Date: 06/30/97  ST-BK:
                      Bank of Chicago                17-1630 FFIEC 031
Address:          One First National Plaza,
                     Ste 0303                                  Page RC-1
City, State  Zip: Chicago, IL  60670
FDIC Certificat:  0/3/6/1/8

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR JUNE 30, 1997

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.


SCHEDULE RC--BALANCE SHEET

                                                DOLLAR AMOUNTS IN                   C400
                                                THOUSANDS       RCFD         BIL MIL THOU

ASSETS

1. Cash and balances due from depository
     institutions (from Schedule RC-A):
   a. Noninterest-bearing balances and
      currency and coin(1)...................                               0081   4,415,563    1.a.
   b. Interest-bearing balances(2)...........                               0071   7.049,275    1.b.
2. Securities
   a. Held-to-maturity securities(from
      Schedule RC-B, column A)...............                               1754           0    2.a.
   b. Available-for-sale securities (from
      Schedule RC-B, column D)...............                               1773   4,455,173    2.b.
3. Federal funds sold and securities purchased
   under agreements to resell................                               1350   4,604,233    3.
4. Loans and lease financing receivables:
   a. Loans and leases, net of unearned income
      (from Schedule RC-C)...................    RCFD 2122 24,185,099                           4.a.
   b. LESS: Allowance for loan and lease
      losses.................................    RCFD 3123    423,419                           4.b.
   c. LESS: Allocated transfer risk reserve...   RCFD 3128          0                           4.c.
   d. Loans and leases, net of unearned income,
      allowance, and reserve (item 4.a minus
      4.b and 4.c)............................                              2125  23,761,680    4.d.
5. Trading assets (from Schedule RD-D)........                              3545   6.930.216    5.
6. Premises and fixed assets (including
   capitalized leases)........................                              2145     705,704    6.
7. Other real estate owned (from Schedule
   RC-M)......................................                              2150       7,960    7.
8. Investments in unconsolidated subsidiaries
   and associated companies (from Schedule
   RC-M)......................................                              2130      64,504    8.
9. Customers' liability to this bank on
   acceptances outstanding....................                              2155     562,251    9.
10. Intangible assets (from Schedule RC-M)....                              2143     283,716   10.
11. Other assets (from Schedule RC-F).........                              2160   1,997,778   11.
12. Total assets (sum of items 1 through 11)..                              2170  54,837,423   12.


LIABILITIES
13. Deposits:
   a. In domestic offices (sum of totals of
      columns A and C from Schedule RC-E,
      part 1).................................                         RCON 2200 21,852,164   13.a
      (1) Noninterest-bearing(1)..............   RCON 6631  9,474,510                         13.a.1
      (2) Interest-bearing....................   RCON 6636 12,377,654                         13.a.2
   b. In foreign offices, Edge and Agreement
      subsidiaries, and IBFs (from Schedule
      RC-E, part II)..........................                         RCFN 2200 13,756,280   13.b.
      (1) Noninterest bearing.................   RCFN 6631    330,030                         13.b.1
      (2) Interest-bearing....................   RCFN 6636 13,426,250                         13.b.2
14. Federal funds purchased and securities
    sold under agreements to repurchase:                               RCFD 2800  3.827,159   14
15. a. Demand notes issued to the U.S.
       Treasury...............................                         RCON 2840     40,307   15.a
   b. Trading Liabilities(from Schedule
      RC-D)...................................                         RCFD 3548  4,985,577   15.b
16. Other borrowed money:
   a. With original maturity of one year
      or less.................................                         RCFD 2332  2,337,018   16.a
   b. With original  maturity of than one year
      through three years.....................                              A547    265,393   16.b
   c. With a remaining maturity of more than
      three years ............................                              A548    322,175   16.c
17. Not applicable
18. Bank's liability on acceptance executed
    and outstanding ..........................                         RCFD 2920    562,251   18
19. Subordinated notes and debentures (2).....                         RCFD 3200  1,700,000   19
20. Other liabilities (from Schedule RC-G)....                         RCFD 2930    929,875   20
21. Total liabilities (sum of items 13
    through 20)...............................                         RCFD 2948 50,618,199   21
22. Not applicable
EQUITY CAPITAL
23. Perpetual preferred stock and related
    surplus...................................                         RCFD 3838          0   23
24. Common stock..............................                         RCFD 3230    200,858   24
25. Surplus (exclude all surplus related to
    preferred stock)..........................                         RCFD 3839  2,948,616   25
26. a. Undivided profits and capital reserves..                        RCFD 3632  1,059,214   26.a.
    b. Net unrealized holding gains (losses)
       on available-for-sale securities........                        RCFD 8434     12,788   26.b.
27. Cumulative foreign currency translation
    adjustments................................                        RCFD 3284     (2,252)  27
28. Total equity capital (sum of items 23
    through 27.................................                        RCFD 3210  4,219,224   28
29. Total liabilities and equity capital (sum
    of items 21 and 28)........................                        RCFD 3300 54,837,423   29

Memorandum
To be reported only with the March Report of Condition.
1. Indicate in the box at the right the number of the
   statement below that best describes the  most
   comprehensive level of auditing work performed for
   the bank by independent external                                                Number
                                                                                 ___________
                                                                                |    N/A    |
   auditors as of any date during 1996.......................RCFD 6724 ........ |___________|   M.1.



1 =  Independent audit of the bank conducted in   4. = Directors' examination of the bank performed
     accordance with generally accepted auditing       by other external auditors (may be
     standards by a certified public accounting        required by state chartering  authority)
     firm which submits a report on the bank      5  = Review of the bank's financial statements by
2 =  Independent audit of the bank's parent            external auditors
     holding company conducted in accordance      6. = Compilation of the bank's financial statements
     with generally accepted auditing standards        by external auditors
     by a certified public accounting firm which  7. = Other audit procedures (excluding tax preparation
     submits a report on the consolidated holding      work)
     company (but not on the bank separately)     8. = No external audit work


--------------------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Includes limited-life preferred stock and related surplus.